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                                  Exhibit 23.2

                      Consent of PricewaterhouseCoopers LLP






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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 1999, except as to Note 2 which is as of March 5, 1999, relating to the financial statements, which appears on page 37 in the 1998 Annual Report to Shareholders of Union Planters Corporation, which is incorporated by reference in Union Planters Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP

Memphis, Tennessee
October 26, 1999